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                                                                   EXHIBIT 99.4

                             COINMACH CORPORATION

                               OFFER TO EXCHANGE

                           UP TO $296,655,000 OF ITS
              11 3/4% SERIES D SENIOR NOTES DUE 2005 FOR ANY AND
               ALL OF ITS SERIES B 11 3/4% SENIOR NOTES DUE 2005
                AND ITS 11 3/4% SERIES C SENIOR NOTES DUE 2005

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 30, 1998 (THE "INITIAL EXPIRATION DATE").

TO OUR CLIENTS:

  Enclosed for your consideration is a Prospectus, dated December 19, 1997 (as the same may be amended from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer by Coinmach Corporation (the "Company") to exchange (the "Exchange Offer") its 11 3/4% Series D Senior Notes due 2005 (the "Exchange Notes") for an equal principal amount of its Series B 11 3/4% Senior Notes due 2005 (the "Series B Notes") and its 11 3/4% Series C Senior Notes due 2005 (the "Private Notes") upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Series B Notes except that the Exchange Notes will have a maximum aggregate principal amount of $296,655,000 and the terms of the Exchange Notes are identical in all material respects to the Private Notes, except that the Exchange Notes will have a maximum aggregate principal amount of $296,655,000, will not contain certain transfer restrictions relating to the Private Notes and will not contain certain provisions relating to an increase in the interest rate which were included in the Private Notes under certain circumstances relating to, among other things, the timing of the Exchange Offer. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer" in the Prospectus. Series B Notes and Private Notes may be tendered only in integral multiples of $1,000.

  The material is being forwarded to you as the beneficial owner of Series B Notes and/or Private Notes carried by us for your account or benefit but not registered in your name. An exchange of any Series B Notes or Private Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Series B Notes and Private Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Series B Notes and/or Private Notes in the Exchange Offer.

  Accordingly, we request instructions as to whether you wish us to exchange any or all such Series B Notes and/or Private Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Series B Notes and/or Private Notes.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Series B Notes and/or Private Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 30, 1998, UNLESS EXTENDED. With respect to the Exchange Offer, "Expiration Date" means the Initial Expiration Date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company. Tenders of Series B Notes and/or Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for the exchange of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Series B Notes, of which $196,655,000 aggregate principal amount was
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  outstanding as of the date of the Prospectus and for each $1,000 principal amount of Private Notes, of which $100,000,000 aggregate principal amount was outstanding as of the date of the Prospectus. The terms of the Exchange Notes are identical in all material respects to the Series B Notes except that the Exchange Notes will have a maximum aggregate principal amount of $296,655,000 and the terms of the Exchange Notes are identical in all material respects to the Private Notes, except that the Exchange Notes will have a maximum aggregate principal amount of $296,655,000, will not contain certain transfer restrictions relating to the Private Notes and will not contain certain provisions relating to an increase in the interest rate which were included in the Private Notes under certain circumstances relating to, among other things, the timing of the Exchange Offer.

    2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

    3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 30, 1998, unless extended.

    4. The Company has agreed to pay the expenses of the Exchange Offer.

    5. Any transfer taxes incident to the transfer of Series B Notes or Private Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

  The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Series B Notes or Private Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

  If you wish to exchange any or all of your Series B Notes and/or Private Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE SERIES B NOTES AND/OR PRIVATE NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Coinmach Corporation.

  This will instruct you to exchange the aggregate principal amount of Series B Notes and/or Private Notes indicated below (or, if no aggregate principal amount is indicated below, all Series B Notes and/or Private Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.


         AGGREGATE PRINCIPAL AMOUNT OF SERIES B NOTES TO BE EXCHANGED

                                   $                             *

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          AGGREGATE PRINCIPAL AMOUNT OF PRIVATE NOTES TO BE EXCHANGED

                                   $                             *

* I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Series B Notes and/or Private Notes in the space above, all Series B Notes and Private Notes held by you for my (our) account will be exchanged.

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                                                      Signature(s)

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                                                Please print name(s) here

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                                              Please type or print address

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                                             Area Code and Telephone Number

                                          Dated: ________________________, 199

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                                            Taxpayer Identification or Social
                                                     Security Number

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                                               My Account Number with You
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*  Unless otherwise indicated, it will be assumed that all of your Series B
   Notes and Private Notes are to be exchanged.

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